UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/24/2005

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 24, 2005, the employees that provide services to Magellan Midstream Partners, L.P. (the "Partnership") were transferred from Magellan Midstream Holdings, L.P. ("MMH") to Magellan Midstream Holdings GP, LLC ("MMH GP"). On the same date, the Partnership entered into a Services Agreement with Magellan GP, LLC, its general partner, and MMH GP, an affiliate. Under this Services Agreement, MMH GP has agreed to provide necessary employees to operate the Partnership's assets. In return, the Partnership is required to pay MMH GP for its direct and indirect expenses incurred in providing these services, subject to certain limitations on reimbursement of general and administrative expenses as set forth in the Omnibus Agreement. The Services Agreement may be terminated by MMH GP by providing 90 days prior written notice. This Services Agreement replaces that certain Services Agreement dated June 17, 2003, as amended on May 19, 2004, among the Partnership, Magellan GP, LLC and MMH.

Item 9.01.    Financial Statements and Exhibits

The Partnership hereby files as Exhibit 10.1 the Services Agreement dated December 24, 2005 among the Partnership, Magellan GP, LLC and Magellan Midstream Holdings GP, LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: December 27, 2005	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Secretary of the General Partner

Exhibit Index

Exhibit No.	Description
EX-10.1	Services Agreement dated December 24, 2005